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                             THE CHUBB CORPORATION

DEAN R. O'HARE
Chairman and
Chief Executive Officer

                                                                 October 1, 1996


Mr. Percy Chubb III
431 Claremont Road
Bernardsville, NJ 07924

Dear Pi:

        I am pleased that, effective February 1, 1997, you have agreed to serve as a senior advisor to Chubb & Son Inc. for a term of twelve (12) months. You will report directly to me and your duties as senior advisor will be specified by me from time to time. Chubb will indemnify and hold you harmless for liability which may arise out of your performing duties under this agreement.

        During the term of your consulting agreement, you will receive an annual fee of $100,000 for your services plus reimbursement of all your necessary expenses. Payments will be made in $25,000 installments during the last week of each calendar quarter. Please submit to me for approval all necessary travel and other expenses incurred by you as a consultant for Chubb & Son Inc.

        As of February 1, 1997, you no longer will be an employee of Chubb & Son Inc. You will be an independent contractor and no withholding for taxes or benefit deductions will be taken from your quarterly payments. Payments of any local, state or federal taxes, including payments pursuant to the Self-Employment Contribution Act "SECA" shall be your responsibility.


                15 Mountain View Road, Warren, NJ 07059 * Phone: (908) 903-3565
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        It is understood that you will receive all of the benefits normally provided to a retiree of Chubb & Son Inc.

        By mutual consent, this consulting agreement may be extended or modified effective February 1 of each subsequent calendar year. The agreement can be canceled by either party as of the end of any month, provided written notice is given by the 15th of that month.

        Should you find the above terms acceptable, kindly sign where indicated, retain a copy and return the original to me.

                                            Sincerely,

                                            /s/ Dean R. O'Hare
                                            ------------------
                                            Dean R. O'Hare
                                            Chairman


/s/ Percy Chubb III
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Percy Chubb III

2 October 1996
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Date